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Permanent
Bancorp, Inc., Holding Company for Permanent Federal Savings Bank

                           NEWS RELEASE

Donald P. Weinzapfel                     FOR IMMEDIATE RELEASE
Chairman of the Board,                   ---------------------
President & Chief                             April 15, 1997
Executive Officer
Permanent Bancorp, Inc.                 FOR FURTHER INFORMATION
101 S.E. Third Street                   -----------------------
Evansville, IN  47708                          Carl E. Root
812/428-6800                                   812/428-6804


                      PERMANENT BANCORP, INC.
              ANNOUNCES ANNUAL SHAREHOLDERS MEETING

Evansville, Indiana, April 15, 1997--Permanent Bancorp, Inc. (NASDAQ NMS-"PERM"), announced that the Company will hold its Annual Shareholders Meeting on July 22, 1997. The meeting will be held at the Main Office of the Corporation located at 101 Southeast Third Street, Evansville, Indiana. The annual meeting is scheduled to begin at 4:00 p.m.

The Company also announced that the record date for voting purposes has been established as June 6, 1997.





101 Southeast Third Street  P.O. Box 1227  Evansville, Indiana
47706-1227  812/428-6800